                                                               Exhibit 24(b)16

               Schedule or Computation of Performance Quotations
                     Govett International Equity Portfolio
Exhibit 16

1. Average Annual Return (As of June 30, 1997) at Maximum Offering Price

P (1+T)/N/  =  ERV

Where:          P    =  A hypothetical initial payment of $1,000
                T    =  average annual total return
                N    =  number of years
               ERV   =  ending redeemable value at end of the period

                                                            Since Inception
            One Year                Five Years                 01/07/92
            --------                ----------                 --------
     P   =   $1,000            P  =     $1,000          P   =   $1,000
     T   =    5.62%            T  =     11.42%          T   =   10.54%
     N   =        1 years      N  =          5 years    N   =     5.48  years
    ERV  =   $1,056           ERV =     $1,717         ERV  =   $1,732

               Schedule or Computation of Performance Quotations
                       Govett Emerging Markets Portfolio
Exhibit 16

1. Average Annual Return (As of June 30, 1997) at Maximum Offering Price

P (1+T)/N/ =  ERV

Where:         P   = A hypothetical initial payment of $1,000
               T   = average annual total return
               N   = number of years
              ERV  = ending redeemable value at end of the period

                                                          Since Inception
       One Year                 Five Years                    01/07/92
       --------                 ----------                    --------
 P   =  $1,000            P   =     $1,000             P  =       $1,000
 T   =  10.37%            T   =    $11.67%             T  =       12.59%
 N   =       1 years      N   =          5 years       N  =         5.48 years
ERV  =  $1,104           ERV  =     $1,737            ERV =       $1,916

               Schedule or Computation of Performance Quotations
                      Govett Smaller Companies Portfolio
Exhibit 16

1. Average Annual Return (As of June 30, 1997) at Maximum Offering Price


P (1+T)/N/ =  ERV

Where:          P    =  A hypothetical initial payment of $1,000
                T    =  average annual total return
                N    =  number of years
               ERV   =  ending redeemable value at end of the period

                                              Since Inception
            One Year                              01/01/93
            --------                              --------
   P   =    $1,000                       P    =    $1,000
   T   =   -30.03%                       T    =    23.40%
   N   =         1 years                 N    =      4.5  years
  ERV  =      $700                      ERV   =    $2,576

               Schedule or Computation of Performance Quotations
                       Govett Pacific Strategy Portfolio
Exhibit 16

1. Average Annual Return (As of June 30, 1997) at Maximum Offering Price


P (1+T)/N/ = ERV

Where:        P      =  A hypothetical initial payment of $1,000
              T      =  average annual total return
              N      =  number of years
             ERV     =  ending redeemable value at end of the period

                                               Since Inception
          One Year                                01/01/94
          --------                                --------
  P   =    $1,000                           P  =   $1,000
  T   =     2.64%                           T  =   -0.99%
  N   =         1 years                     N  =     3.5  years
 ERV  =    $1,026                          ERV =    $966

               Schedule or Computation of Performance Quotations
                        Govett Latin America Portfolio
Exhibit 16

1. Average Annual Return (As of June 30, 1997) at Maximum Offering Price

P (1+T)/N/ =  ERV

Where:         P   =  A hypothetical initi al payment of $1,000
               T   =  average annual total return
               N   =  number of years
              ERV  =  ending redeemable value at end of the period

                                               Since Inception
            One Year                               03/07/94
            --------                               --------
    P   =   $1,000                         P   =    $1,000
    T   =   29.71%                         T   =     2.35%
    N   =        1 years                   N   =      3.32  years
   ERV  =   $1,297                        ERV  =    $1,080

               Schedule or Computation of Performance Quotations
                        Govett Global Income Portfolio
Exhibit 16

1. Average Annual Return (As of June 30, 1997) at Maximum Offering Price


P (1+T)/N/ =  ERV
Where:         P    =  A hypothetical initial payment of $1,000
               T    =  average annual total return
               N    =  number of years
              ERV   =  ending redeemable value at end of the period

                                                              Since Inception
            One Year                  Five Years                  01/07/92
            --------                  ----------                  --------
     P   =   $1,000               P  =    $1,000          P   =    $1,000
     T   =   -6.98%               T  =     3.34%          T   =     3.63%
     N   =        1 years         N  =         5 years    N   =      5.48 years
    ERV  =   $930.2              ERV =    $1,179         ERV  =    $1,216

2.  Yield (30 days ending June 30, 1997)
                                       6
Yield = 2[((a - b)/(c*d) + 1) - 1]

Where:  a      = dividends and interest paid during the period
        b      = expenses accrued during the period (net of reimbursements)
        c      = the average daily number of shares outstanding during the period
        d      = the maximum offering price per share on the last day of the period

        a      = $61,050.35
        b      = $17,004.47
        c      =  1,731,396
        d      =       8.14
        Yield  =      3.78%